                                                                EXHIBIT 10.9(a)


 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER THE SECURITIES LAWS OR "BLUE SKY" LAWS OF ANY
   STATE AND HAS NOT BEEN QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS
    AMENDED. AS A RESULT, SUCH SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR APPLICABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS THEREOF. ANY SALE OR TRANSFER OF THIS SECURITY, OTHER
 THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IS SUBJECT TO THE PRIOR DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM
      AND SUBSTANCE TO THE ISSUER THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE
       REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE
                            SECURITIES OR "BLUE SKY" LAWS.


                       8 1/2% SENIOR SUBORDINATED NOTE DUE 2001

$7,000,000                                                        July 31, 1996

    INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation
("IRIS"), for value received, hereby promises to pay to DIGITAL IMAGING TECHNOLOGIES, INC., a Delaware corporation ("DITI"), the principal sum of Seven Million Dollars ($7,000,000), together with all accrued and unpaid interest, on or before July 31, 2001 ("DUE DATE"). This 8 1/2% Senior Subordinated Note due 2001 (the "NOTE") is being issued pursuant to the terms of that certain Asset Purchase Agreement dated as of July 15, 1996 by and among IRIS, DITI and certain other parties (the "ASSET PURCHASE AGREEMENT") and in reliance on certain representations made therein to IRIS.

    1.   INTEREST.      (a)  IRIS promises to pay interest on the unpaid
principal amount of this Note at the rate of Eight and One-Half Percent (8 1/2%) per annum (computed on the basis of a 365-day year) from the date this Note is issued until maturity. Subject to Section 4 (Subordination), IRIS will pay interest quarterly on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 1996, or if any such day is not a business day, on the next succeeding business day;

                        (b) All past due principal and interest on this Note shall bear interest from maturity of such principal or interest (in whatever manner same may be brought about) at the lower of (i) the rate borne by this Note plus two percent (2%) per annum or (ii) the maximum legal nonusurious rate of interest permitted by applicable law ("MAXIMUM RATE").

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    2.   PREPAYMENT.  Subject to Section 4 (Subordination), IRIS may prepay all or any part of the outstanding principal balance due under this Note at any time without premium or penalty. Upon subsequent issuance by IRIS of equity securities generating net proceeds in excess of $14,500,000, IRIS shall immediately upon receipt of such net proceeds apply fifty percent (50%) of the excess to the prepayment of this Note. All prepayments shall be applied first against accrued but unpaid interest to the date of payment and the balance of such payment shall be applied against the principal hereof.

    3. METHOD OF PAYMENT. Principal and interest are payable in lawful money of the United States of America in immediately available funds to DITI at its office located at 2950 North Loop West, Suite 1050, Houston, Texas 77092 or at such other address as designated in writing to IRIS.

    4.   SUBORDINATION.

         4.1 SUBORDINATION TO SENIOR DEBT. The payment of principal and interest on this Note is subordinated in right of payment, to the extent and in the manner provided in this Section 4, to the prior payment in full of all Senior Debt. This subordination is for the benefit of and enforceable by the holder of the Senior Debt, and DITI shall hold any payments received by DITI in violation of this Section 4 in trust for the benefit of the holder of the Senior Debt.

         4.2 PREPAYMENTS OF PRINCIPAL. No prepayment of principal shall be made on account of this Note (i) unless and until all principal and interest shall have been paid in full with respect to that portion of the Senior Debt used to pay the cash portion of the purchase price under the Asset Purchase Agreement or (ii) if, immediately after the payment thereof, IRIS would be in default with respect to any financial covenant contained in the Senior Credit Agreement.

         4.3 PRINCIPAL AND INTEREST. No payment of principal or interest shall be made on account of this Note (i) upon the maturity of any part or all of the Senior Debt, by lapse of time, acceleration or otherwise, unless and until all matured principal and interest thereon shall have been paid in full,
(ii) upon a default in the payment of principal or interest on any Senior Debt when the same becomes due and payable, unless and until such default shall have been cured or waived, or (iii) upon the receipt by IRIS from the holder of Senior Debt of notice of any other default with respect to the Senior Debt contractually permitting the holder of the Senior Debt to accelerate the maturity thereof immediately without further notice or the expiration of any applicable grace periods, unless and until such other default shall have been cured or waived.

         4.4 SENIOR DEBT. For purposes of this Note, "SENIOR DEBT" shall mean all principal (not to exceed $11,500,000), interest, fees and other sums payable from time to time under or with respect to the two Promissory Notes dated July 29, 1996 issued by IRIS in favor of City National Bank in the principal amounts of $7,800,000 and $1,500,000 (or an aggregate of $9,300,000), in each case, as amended, restated, extended or otherwise modified from time to time (the "SENIOR CREDIT

AGREEMENTS"); provided that the Senior Debt shall not include any extensions or renewals of the Senior Credit Agreements beyond the Due Date. Senior Debt shall also include any indebtedness the proceeds of which are used to refinance, renew or replace Senior Debt in a principal amount which may exceed the principal amount of the Senior Debt so refinanced, renewed or replaced but in any event may not exceed $11,500,000 in principal amount; provided that the such refinancing, renewal or replacement shall not include any extensions or renewals beyond the Due Date.

         4.5 GOVERNING LAW; CONSENT TO JURISDICTION. Notwithstanding Section 10 (Governing Law; Consent to Jurisdiction), the provisions of this Section 4 shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the conflict of laws rules of the State of California or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of California. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of California for the limited purpose of any action or proceeding to interpret or enforce the provisions this Section 4, and further agrees that any action arising solely from or relating solely to this Section 4 shall be instituted and prosecuted only in the courts of the State of California located in the County of Los Angeles, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at its principal headquarters.

    5. DEFAULT. Upon the occurrence of an Event of Default (as hereinafter defined), DITI may declare the entirety of this Note, principal and interest, to be immediately due and payable without any notice, and failure to exercise said option shall not constitute a waiver on the part of DITI of the right to exercise the same or any other remedy at any other time. Each of the following conditions or events shall constitute an "Event of Default":

         (a) default by IRIS in the payment of any installment of principal when due hereunder or interest within five (5) days when due hereunder;

         (b) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging IRIS a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for IRIS under the federal bankruptcy laws or any other similar applicable federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of IRIS or a substantial part of the property of IRIS, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of sixty (60) days; or any substantial part of the property of IRIS shall be sequestered or attached and shall not be returned to the possession of IRIS or released from such attachment within sixty (60) days thereafter;

         (c) IRIS shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by IRIS in furtherance of any of the aforesaid purposes; or

         (d) default by IRIS in the payment of principal of, premium (if any) or interest on or any other payment of money due under, under any obligation for borrowed money beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created if (i) the principal amount of such obligation exceeds $500,000 and
    (ii) either (x) the default involves the failure to pay principal when due or (y) the holder(s) of such obligation (or a trustee on behalf of such holder or holders) accelerates its stated maturity and such default is not waived or cured.

    6. USURY. It is the intention of IRIS and DITI to conform strictly to all applicable usury laws. It is therefore agreed that (i) in the event that the maturity hereof is accelerated by reason of an election by DITI, or if same is prepaid prior to maturity, all unearned interest shall be canceled automatically or, if theretofore paid, shall either be refunded to IRIS or credited on the unpaid principal amount of this Note, whichever remedy is chosen by DITI, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with the transaction for which this Note is given shall never exceed the maximum amount of interest, nor produce a rate in excess of the Maximum Rate, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to IRIS or credited on the unpaid principal amount hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the Maximum Rate and amount of interest. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby to the full extent allowed by applicable law, shall be amortized, prorated, allocated and spread through the full term of this Note.

    7. WAIVERS. (a) Except as otherwise provided in this Note to the contrary, IRIS and each surety, endorser or guarantor, if any, waives grace, notice, demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intention to accelerate, notice of acceleration of the indebtedness due hereunder and all other notice, filing of suit and diligence in collecting this Note, and the enforcing of any of the rights of DITI, and consents and agrees that the time of payment hereof may be extended without notice at any time and from time to time, and for periods of time whether or not for a term or terms in excess of the original term hereof, without notice or consideration to, or consent from IRIS or any surety, endorser or guarantor.

                   (b) With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party or its representative, and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

    8. COOPERATION. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Note.

    9. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. IRIS may not assign this Note without the prior written consent of DITI. DITI may not assign this Note except (i) to Ed Randall III, an individual and stockholder of DITI, at any time or (ii) to any third party after two years from the date hereof.

    10. GOVERNING LAW; CONSENT TO JURISDICTION. Subject to Section 4.5 (Subordination--Governing Law; Consent to Jurisdiction), this Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of Delaware for all purposes in connection with any action or proceeding that arises from or relates to this Note, and further agrees that any action arising from or relating to this Agreement shall be instituted and prosecuted only in the courts of the State of Delaware, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at its principal headquarters.

    11. ATTORNEYS' FEES. DITI shall be entitled to recover any and all attorneys' fees and court costs required to collect this Note.

                        *** [NEXT PAGE IS SIGNATURE PAGE] ***

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SIGNATURE PAGE TO SENIOR SUBORDINATED NOTE

    IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed, as of the day and year first above written.


                                       "IRIS"

                                       INTERNATIONAL REMOTE IMAGING
                                       SYSTEMS, INC., a Delaware corporation



                                       By:  /s/ Fred H. Deindoerfer
                                          -------------------------------------
                                       Name:     Fred H. Deindoerfer
                                            -----------------------------------

                                       Title:    Chairman and President
                                              ---------------------------------


                                       "DITI"

                                       DIGITAL IMAGING TECHNOLOGIES, INC., a
                                       Delaware corporation



                                       By:  /s/ James L. Hurn
                                          -------------------------------------
                                       Name:     James L. Hurn
                                            -----------------------------------
                                       Title:    President
                                             ----------------------------------


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